EXHIBIT 10.34

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SUPPLY AND MANUFACTURING AGREEMENT

THIS SUPPLY AND MANUFACTURING AGREEMENT (THE “SUPPLY AGREEMENT”) is made effective as of the 1st day of March, 2008 (the “Effective Date”) by and between Cerus Corporation (“Cerus”), a Delaware corporation, having its principal place of business at 2411 Stanwell Drive, Concord, CA 94520, and Porex Corporation (“Porex”), a Delaware corporation, having its principal place of business at 500 Bohannon Road, Fairburn, GA 30213. (Cerus and Porex are each individually referred to in this Supply Agreement as a “Party” and, collectively, as the “Parties”).

WITNESSETH

WHEREAS, the Parties desire to set forth the terms under which Cerus may purchase from Porex [ * ] porous plastic [ * ] wafers designed for the pathogen inactivation system for platelets (the “Platelet Wafers”) and [ * ] porous plastic [ * ] disks designed for the pathogen inactivation system for plasma (the “Plasma Disks”) (collectively, the “Components”) made to Cerus specifications as further detailed in Exhibit A and Exhibit B attached hereto, respectively (the “Specifications”);

WHEREAS, the Platelet Wafers and Plasma Disks will be used in the manufacture of disposable products forming part of the INTERCEPT Blood System for platelets and the INTERCEPT Blood System for plasma, respectively, for sale by Cerus and its affiliates, and disposable products forming part of similar systems for sale by a third party (collectively, the “Products”);

WHEREAS, in connection with this Supply Agreement, Cerus has made a payment to Porex of [ * ] dollars ($[ * ]) in respect of Porex’s fixed costs for calendar year 2007 relating to manufacture of Components;

CERUS –POREX AGREEMENT

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein, Cerus and Porex agree as follows:

1.	PURCHASES

1.1	Purchase and Sale

1.1.1 During the term of this Supply Agreement, Porex shall sell to Cerus Components ordered pursuant to Section 1.3 of this Supply Agreement. During the term of this Supply Agreement, and provided that Porex is not in material breach of its obligations under this Agreement, Cerus agrees to purchase from Porex [ * ] of Cerus’ requirements for (a) the Components or (b) [ * ] porous plastic [ * ] that serve the same or substantially similar purpose as the Components in the Products; except to the extent [ * ] of Porex afforded [ * ] being undertaken [ * ] of this Agreement. At such time as Cerus determines [ * ], Cerus will notify Porex in writing [ * ] so that Porex may [ * ] for the terms to establish [ * ] and supply Components to Cerus [ * ]. If the [ * ] to Cerus, Cerus will purchase [ * ] from Porex in accordance with [ * ] or as the Parties may otherwise agree. If the [ * ] to Cerus, Cerus will provide to Porex in writing (such document being referred to herein as [ * ] a description in reasonable detail of those modifications to the [ * ] required by Cerus in order to make the [ * ]. Upon receipt of the [ * ] Porex shall have fifteen (15) business days to notify Cerus whether Porex shall [ * ] to comply with the terms of the [ * ]. If Porex agrees to so [ * ], then Cerus shall be deemed to have accepted [ * ]. If Porex does not make a [ * ] within thirty (30) days of Cerus’ original notice, or if Porex does not amend a [ * ] to comply with the terms of [ * ], Cerus may accept proposals from third parties to establish the additional capacity and supply components to Cerus in the increased volume indicated, as it determines to be appropriate, so long as any [ * ] that is accepted by Cerus is on terms no more favorable to [ * ] than the [ * ], as [ * ] would have been modified by the [ * ], rejected by Cerus. Cerus further agrees that, should it elect in the future to transfer or license (whether to an affiliate or an unaffiliated third party) the rights to manufacture and sell the Products, Cerus will require in such transaction that the transferee or licensee agree to comply with the terms of this Section 1.1.1, as such terms were applicable to Cerus prior to such transaction.

1.1.2 By written notice to Porex, Cerus may designate, from time to time, one or more third parties (hereinafter referred to as “Designee”) provided such Designee is not a Porex competitor as defined in Section 13.3 below, that is authorized to:

(a) issue purchase orders for Components pursuant to Section 1.3;

(b) receive, inspect and test shipments from Porex for such ordered Components pursuant to Section 1.4.

Designees are not authorized to act for Cerus in any other capacity or to bind Cerus in any other respect whatsoever. Notwithstanding anything contained herein to the contrary, Cerus shall be legally responsible for any act, omission or obligation of Designee pertaining to this Agreement. Porex acknowledges that Fenwal Inc. is not as of the Effective Date a Porex Competitor.

1.2	Raw Materials

1.2.1 Cerus shall arrange, at its own expense, for the supply and delivery to Porex of [ * ] (in conformance with the specifications set forth on Exhibits A-1 and B-1), [ * ] for production of Plasma Disks, (collectively, the “Raw Materials”), and in sufficient quantity as may be necessary for Porex to meet Cerus’ requirements, in particular:

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a) [ * ] (in conformance with the specifications set forth on Exhibits A-1 and B-1) to produce [ * ] of the quantity of Components ordered based on typical mean part weight of Components supplied, as per the Specifications, and

(b) [ * ] (in conformance with the specifications set forth on Exhibit A-1) for Platelet Wafers to produce [ * ] of the ordered quantity of Components based on typical mean part weight of Components supplied, as per the Specifications.

1.2.2 Porex shall be solely responsible for obtaining the [ * ] (in conformance with the specifications set forth on B-2) used for production of the Plasma Disks. Porex shall also be responsible for ordering and purchasing packaging material within the Specifications.

1.2.3 In the event Raw Materials are supplied to Porex in excess of the specified allowances, Porex shall notify Cerus and use such Raw Materials in fulfillment of the subsequent order. In the event Porex requires Raw Materials in excess of such specified allowances as a result of its failure to comply with the procedures applicable to the production of Components as set forth on Exhibit C, Porex shall bear all additional costs for obtaining such additional materials from Cerus or its designated supplier at a price equal to Cerus’ cost.

1.2.4 Cerus and Porex will work together to achieve a [ * ] with respect to Components ordered. Cerus and Porex will reevaluate and agree on [ * ] following completion of the [ * ]

1.2.5 The process flow charts from receipt of the Raw Materials to shipment of the Components are attached hereto as Exhibit C, subject to change by mutual written agreement of the Parties.

1.3	Short-Term Forecasts/Purchase Orders

At least [ * ] before the beginning of each calendar quarter, Cerus (directly or through its Designee) will provide [ * ], with monthly delivery dates (“Purchase Order(s)”) and [ * ], with monthly delivery dates (“Short Term Forecast(s)”). Within ten (10) business days after receipt of the Short Term Forecast, Porex shall provide confirmation of its ability to meet the monthly requirements in the Short Term Forecast, subject to availability of Raw Materials from Cerus or its suppliers in order to meet such requirements. [ * ] Porex shall not be liable for any delay in production of Components resulting from a failure of Cerus to provide sufficient Raw Materials.

1.4	Delivery

1.4.1 Porex shall ship the Components to destinations specified by Cerus (directly or through its Designee) in the Purchase Order, by mutually agreed upon carriers, [ * ]. Cerus shall pay all shipping and applicable insurance charges. Porex shall provide to Cerus or Designee (as the case may be) all documentation as described in the Specifications.

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.4.2 All Components shipped hereunder shall be received subject to inspection and testing by Cerus (directly or through its Designee) for compliance with the Specifications, to be completed within sixty (60) days from the receipt of said shipment. Cerus (directly or through its Designee) shall also, within that same period, notify Porex in writing of the acceptance or rejection of a shipment for failure to meet Specifications and if rejected, specifying in detail the reasons for rejection. If the shipment is rejected, Cerus (directly or through its Designee) shall promptly make such Components available to Porex for examination and testing and Porex shall either (i) credit Cerus for the amount of such non-conforming Components for which Cerus has previously paid Porex, or (ii) provide replacement for Components that fail to meet the Specifications as soon as such replacement can be completed within Porex’s normal schedules and operating capacity without adversely affecting Porex’ current production. If Cerus or its Designee does not deliver such written notice to Porex within the sixty (60) day period from the receipt of shipment, Cerus shall be deemed to have accepted the shipment. Prior to inspection and testing by Cerus (directly or through its Designee) of Components for compliance with the Specifications, Cerus or its Designee will work with Porex to correlate the testing and inspection methods and procedures to be used by Cerus or its Designee. Cerus will bear the costs of correlating the testing and inspection methods and procedures. Porex testing and inspections procedures and methods will control until such testing and inspection methods and procedures to be used by Cerus or its Designee are correlated. Any failures of results obtained by Cerus’ or Designee’s testing and inspection methods to correspond to results obtained by Porex’s testing and inspection methods, until the testing and inspection methods and procedures used by Cerus or its Designee are correlated, will be the responsibility of Cerus. For the avoidance of doubt, the references to the Cerus or Fenwal testing methods, procedures or other obligations (collectively “Cerus Methods”) in the Specifications are included solely for Cerus’ internal use and shall not be binding upon Porex and shall have no effect whatsoever for purposes of determining any party’s rights or obligations under this Agreement, except for the purpose of confirming conformance to the Specifications, after correlation of Porex’s and Cerus’ and its Designee’s testing and inspection methods.

1.5	Price; Payment Terms

1.5.1 Prices to be paid by Cerus (the “Prices”) are set forth on Exhibit D.

1.5.2 Porex will invoice Cerus monthly for Components shipped pursuant to Purchase Orders placed for that month. Cerus will pay the amount of the invoice within [ * ] following (i) receipt of the invoice by Cerus, or (ii) delivery of such Components covered by such invoice, whichever later occurs. Past due payments will bear interest at [ * ] per month from the due date.

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.6	Minimum Purchase Orders

Cerus (directly or through its Designee) shall provide Purchase Orders to Porex for quantities of Components not less than those set forth on Exhibit E to this Supply Agreement. In the event Cerus fails to make purchases of said minimum amounts for any given calendar year, Cerus shall [ * ] not purchased [ * ]. In the event Porex enters into an agreement with a third party for the sale of Components to such third party, with Cerus’ prior written consent, volumes of Components purchased by Cerus and such third party purchaser will be aggregated for the purpose of determining if the minimum purchase requirements for any calendar year have been met; provided that Cerus will remain obligated [ * ] as provided under this Section if the aggregate volume of purchases for Components does not meet the minimum purchase requirements for any calendar year. As of the Effective Date, Porex acknowledges that orders have been placed with Porex for [ * ]

2.	MANUFACTURING CAPACITY

2.1	Initial Capacity

Porex represents that, as of the date of this Supply Agreement, its capacity for production of Components is [ * ] (the “Initial Capacity”), with a [ * ] of one Component to the other, based on [ * ] and adequate supply of raw materials. Porex agrees not to reduce such capacity during the term of the Supply Agreement.

2.2	Additional Capacity

2.2.1 Attached hereto as Exhibit F is a list of the equipment and facility improvements, including associated control systems upgrades, associated qualifications, timeline and floor plan required to implement an increase of production capacity to [ * ] (“the Capacity Expansion Plan”) and such capacity is subject to completion and implementation of the Capacity Expansion Plan. Porex will use commercially reasonable efforts to [ * ].

2.2.2 Cerus shall be responsible for capital expenditures and related costs associated with the Capacity Expansion Plan which shall, in no event, exceed an amount of [ * ] To that effect, Cerus has, as of the Effective Date, [ * ] The portion of the Capacity Expansion Plan costs, representing the purchase price of a [ * ] shall be paid by Cerus in advance as agreed to by the Parties, provided: (a) Porex has provided Cerus with a written quote [ * ] with a related implementation plan that includes quality assessment and timeline for completion; and (b) Cerus has reviewed and approved such plan and related costs. In addition to such payment(s) [ * ], Cerus will make a final payment of [ * ] upon completion of the Capacity Expansion Plan. Capital expenditures for additional equipment and improvements requested by Cerus that fall outside the scope of the Capacity Expansion Plan shall be borne exclusively by Cerus.

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.3	Ownership of Equipment

[ * ] ownership of all Stations, Tooling and Additional Equipment set forth on Exhibit F (the “Equipment”) and the Equipment will be considered [ * ]. [ * ] shall be responsible for maintaining, servicing and insuring the Equipment, and keeping appropriate records regarding such use, maintenance and service during the term of this Supply Agreement. The Equipment shall be used by Porex during the term of this Supply Agreement solely for production of Components for Cerus under this Supply Agreement. Upon termination or expiration of this Supply Agreement, Porex will remove and destroy any Tooling set forth on Exhibit F embodying Cerus’ proprietary specifications or design). In the event of termination of this Supply Agreement by Cerus pursuant to Section 12.3 as a result of a breach by Porex, Porex shall repay to Cerus [ * ] in an amount equal to [ * ]. Any such amount payable by Porex will be paid in full to Cerus within thirty (30) days after any such termination by Cerus under Section 12.3 for a breach by Porex.

2.4	Ownership of Facility Improvements

[ * ] shall own all Facility Improvements set forth on Exhibit F. In the event of the termination of this Supply Agreement by Cerus pursuant to Section 12.3 as a result of a breach by Porex, Porex shall repay to Cerus [ * ], in an amount equal [ * ]. Any such amount payable by Porex will be paid in full to Cerus within thirty (30) days after any such termination under Section 12.3 for a breach by Porex.

3.	COMPONENT CHANGES

During the term of the Supply Agreement, Cerus may propose modifications to the Components, provided however that any proposed modifications and any work related thereto shall be subject to mutual agreement by the Parties, which agreement by Porex shall not be unreasonably withheld or delayed. Cerus shall bear the costs of mutually agreed modifications to the Components, including, but not limited to, any agreed upon capital costs necessary for the modifications and any increased cost of the Components and associated margins arising from the modifications. Notwithstanding the foregoing, Components changes shall not modify or release Cerus from its minimum purchase orders commitments as set forth in Section 1.6, unless otherwise mutually agreed to by the Parties.

4.	QUALITY OBLIGATIONS

Quality obligations of each Party are stated in Exhibit G attached hereto (the “Quality Obligations”).

5.	REGULATORY RESPONSIBILITY

Cerus is solely responsible for all regulatory compliance and requirements relating to the Products and use of Components in the Products.

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.	FORCE MAJEURE

Porex shall not be liable for delays in performance or for non-performance of its obligations hereunder if prevented by causes outside of its reasonable control. Without limiting the foregoing, such causes shall include but not be limited to, acts of God or the public enemy, fires, floods, earthquake, riots, boycotts, strikes, lock-outs, and delays in transportation or shortage of supplies necessary for production, in each case where delays could not reasonably have been prevented. Upon discovering that timely performance will be delayed, Porex will promptly notify Cerus of the nature of the delay and Porex’s disaster recovery plan along with timing expectations.

7.	INDEMNIFICATIONS

7.1	Porex Warranties

7.1.1 The warranties set forth herein are made solely for the benefit of Cerus and its affiliates. All claims hereunder shall be made by Cerus and may not be made by Cerus customers or any third parties. The term “affiliate”, as used in this Supply Agreement, means with respect to a Party any entity that, directly or indirectly, controls, or is controlled by, or is under common control with, such Party. The term “controls”, “controlled by”, or “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether by contract or through the ownership of voting securities, including the ownership of more than fifty percent (50%) of the equity, partnership, membership or similar interest in such entity.

7.1.2 Porex shall not be responsible for any Components that do not meet the Specifications if such failure is caused by the Raw Materials supplied under this Supply Agreement, subject to Porex’s inspection obligations as provided under Exhibit G attached hereto, and the Porex warranties in Section 7.1 do not extend to such failure to meet the Specifications if caused by the Raw Materials or any specifications or processes provided by Cerus for the Raw Materials.

7.1.3 In no event shall Porex be responsible for any damage, change or effect to the Components or Products resulting from or related to any acts or omissions of Cerus or its Designees or their respective affiliates, agents, distributors, vendors or customers or any intermediary or end user of any product manufactured, distributed or sold by Cerus or its Designee, including, but not limited to, improper storage, handling, installation, modifications, abuse or misuse.

7.1.4 Porex warrants and represents that:

(a)	it will comply with all laws, decrees, rules, regulations, codes, orders, ordinances, actions and requests of all federal, state and local governmental bodies and courts applicable to Porex’s obligations under this Agreement;

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)	Porex’s technology, processes, know-how, trade secrets and other intellectual property used by Porex to manufacture the Components will not infringe upon the intellectual property rights of any third party, and Porex has the right to use such technology, processes, know-how and other intellectual property; and,

(c)	Porex’s performance of its obligations under this Agreement will not result in the breach of any covenant, undertaking or obligation of Porex to any third party.

7.1.5 EXCEPT AS PROVIDED IN THE PRECEDING SECTION 7.1.3, POREX WARRANTS THAT THE COMPONENTS SHALL CONFORM TO THE SPECIFICATIONS, AND POREX WARRANTS THAT POREX TRANSFERS GOOD AND MARKETABLE TITLE TO THE COMPONENTS SOLD TO CERUS UNDER THIS SUPPLY AGREEMENT AS OF THE TIME THAT POREX SHIPS SUCH COMPONENTS AND RECEIVES PAYMENT. THE WARRANTIES IN SECTION 7.1.4 AND THIS SECTION 7.1.5 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY POREX, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, ANY OTHER WARRANTY OF TITLE, REGULATORY COMPLIANCE, OR ANY WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. THE SOLE AND EXCLUSIVE REMEDY FOR BREACH OF ANY AND ALL WARRANTIES SHALL BE LIMITED TO THE REPLACEMENT OR EXCHANGE OF THE DEFECTIVE COMPONENTS.

7.2	Indemnification

7.2.1 Cerus, will indemnify, defend and hold harmless Porex, its affiliates, and their respective officers, directors, agents, and employees (each a “Porex Indemnified Party”) from and against any and all third party claims, actions, causes of action, liabilities, losses, costs, damages or expenses (including reasonable attorney’s fees) to the extent arising out of or in consequence of (i) the possession or use of any Products including, but not limited to, those containing the Components; (ii) the death of or bodily injury to any person on account of the use of any Cerus Product containing the Components or use of any Components; (iii) any claim that the Products or Components violate a patent or trademark or the intellectual property rights of any third party; or, (iv) Cerus’ failure to obtain any clearance, approval or license for the Products or the Components that is actually required by applicable law (collectively, “Claims”), except to the extent arising under Porex’s indemnity obligation in Section 7.2.2. However, subject to the combined aggregate limitation set forth in Section 7.2.3 hereof, Cerus shall not be obligated to indemnify a Porex Indemnified Party from any liability to the extent caused by a Porex Indemnified Party’s negligence or misconduct, as finally determined by a court of competent jurisdiction.

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.2.2 Porex will indemnify, defend and hold harmless Cerus and its respective officers, directors, agents, employees and affiliates (each a “Cerus Indemnified Party”) from and against any and all third party claims, actions, causes of action, liabilities, losses, costs, damages or expenses (including reasonable attorney’s fees) to the extent arising out of or in consequence of any claim of patent, trademark or trade secrets infringement which relates to Porex’s proprietary manufacturing process(es) for [ * ] porous plastic [ * ].

7.2.3 Notwithstanding anything contained herein to the contrary, the combined aggregate amount by which (x) Cerus’s indemnification obligations pursuant to Section 7.2.1 may be reduced pursuant to the last sentence of Section 7.2.1 and (y) Porex may be liable for recalls under Section 9 of this Agreement, shall not exceed a combined aggregate limit of [ * ] during the term of this Agreement.

7.2.4 Each indemnified party agrees to give the indemnifying party prompt written notice of any claims, including any claims asserted or made by any governmental authority, for which the other might be liable under the foregoing indemnification, together with the opportunity to defend, negotiate and settle such claims. Such notice shall be given to the indemnifying party promptly after receipt of such claim. Failure to provide or promptly provide such notice shall not release the indemnifying party from any of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure. Each indemnified party will cooperate fully with the indemnifying party in defending or otherwise resolving any such action, and each indemnified party in any such action may at its option and expense be represented in such action. No party shall be responsible or bound by any compromise made by any other party without its prior written consent, provided that such any such party requested to give consent shall not unreasonably withhold its consent to any such settlement.

7.3	LIMITATION ON LIABILITY

IN NO EVENT, OTHER THAN FOR PAYMENT OF DEFENSE AND INDEMNITY UNDER SECTION 7.2, SHALL CERUS BE LIABLE TO POREX, FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOST USE, OR THE LIKE) ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLY AGREEMENT OR THE MANUFACTURE, USE OR PERFORMANCE OF THE COMPONENTS OR PRODUCTS, EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBLITY OF SUCH DAMAGES. IN NO EVENT SHALL POREX BE LIABLE TO CERUS UNDER ANY THEORY OF LAW OR EQUITY, WHETHER IN CONTRACT, TORT OR OTHERWISE, FOR ANY DAMAGES INCLUDING, BUT NOT LIMITED TO, ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR COSEQUENTIAL DAMAGES (INCLUDING, BUT NOT

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LIMITED TO, LOST PROFITS, LOST USE, OR THE LIKE), ARISING OUT OF THIS SUPPLY AGREEMENT OR THE MANUFACTURE, USE, OR PERFORMANCE OF THE COMPONENTS OR PRODUCTS, IN AN AGGREGATE AMOUNT IN EXCESS OF [ * ] DURING THE TERM OF THIS AGREEMENT, EXCEPT AS PROVIDED IN SECTIONS 1.2.3, 2.3, 2.4, 7.2, 8.2, 9, 10, 11 AND 13.3 OF THIS SUPPLY AGREEMENT. THE PARTIES AGREE THAT THE FOREGOING LIMITATIONS OF LIABILITY ARE A REASONABLE AND NEGOTIATED ALLOCATION OF RISK BETWEEN THE PARTIES AND THAT THEY WOULD NOT ENTER INTO THIS SUPPLY AGREEMENT ABSENT SUCH TERMS. EACH PARTY AGREES THAT IT SHALL NOT CLAIM THAT THESE LIMITATIONS ARE UNREASONABLE, AGAINST PUBLIC POLICY, OR CAUSE ANY REMEDY TO FAIL OF ITS ESSENTIAL PURPOSE; THESE LIMITATIONS SHALL BE ENFORCED DESPITE ANY SUCH CLAIM.

7.4	Insurance

During the term of this Supply Agreement and for five (5) years thereafter, Cerus shall at all times keep and maintain the following insurance coverage and limits of liability:

(a)	General Commercial Liability for death or personal injury and damage to property (including, but not limited to, coverage for products liability and completed operations, advertising injury and independent contractors coverage) with limits of not less than $[ * ] per occurrence and $[ * ] in the aggregate. Such insurance to provide for broad form contractual liability coverage, including coverage for the liabilities assumed in this Supply Agreement.

(b)	Umbrella/Excess Insurance follow form over (a) above with a limit of $[ * ].

(c)	Statutory Workers’ Compensation in accordance with the laws of California and Employers Liability Insurance with a limit of not less than $[ * ].

Policies of insurance set forth in Section 7.4(a) and 7.4(b) above shall provide for the following:

i.)	Name Porex and its officers, directors, employees, subsidiaries, parent company, if any, and agents as additional insureds.

ii.)	Be primary and non-contributory with respect to all obligations of Cerus under this Supply Agreement. Any insurance carried by Porex shall not contribute to, or be excess of insurance maintained by Cerus, nor in any way provide benefit to Cerus, its affiliates, officers, directors, employees, subsidiaries, parent company, if any, or agents.

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

iii.)	Have reasonable and customary deductible amounts, provided that in no event shall such deductible amounts exceed $[ * ] per occurrence. Any deductibles that exceed $[ * ] must be pre-approved in writing by Porex.

iv.)	Be issued by insurance carriers licensed to do business under the laws of the country, state, commonwealth, province or territory in which Cerus’ obligations are provided, and with a rating of not less than A VII, as rated in the most currently available “Best’s Insurance Guide.”

v.)	Provide a waiver of subrogation in favor of Porex and its officers, directors, employees, subsidiaries, parent company, if any, and agents.

vi.)	Include a separation of insurance clause and cross-liability coverage where Porex is an additional insured.

Upon execution of this Supply Agreement, Cerus shall cause certificates to be issued evidencing that the coverages and policy endorsements required under this Supply Agreement are maintained in force and effect and providing for not less than 30 days, 10 days in the case of nonpayment, written notice to Porex prior to any material modification, cancellation or non-renewal of the policies. Certificates shall expressly confirm the above limits and obligations. The certificate of insurance shall be delivered to Porex’s address as set forth in the Notices provision of this Supply Agreement. The receipt of any certificate does not constitute acceptance by Porex that the insurance requirements have been met.

If Cerus fails to procure and maintain the insurance coverage types or limits, or any portion thereof, as specified herein, Porex, in its sole discretion, may procure and maintain the required insurance for and in the name of Cerus and Cerus shall pay the cost thereof or such cost shall be deducted from monies due to Cerus by Porex. Cerus shall furnish to Porex all information necessary to acquire and maintain such insurance. Cerus shall not violate or knowingly permit any violation of any conditions or terms of the policies of insurance described herein.

8.	INTELLECTUAL PROPERTY

8.1 Cerus understands and agrees that nothing in this Supply Agreement is intended to grant Cerus any right, title, interest, or license to use or disclose Porex’s Confidential Information, intellectual property (both as further defined in the Confidentiality Agreement referenced in Section 10 below), or manufacturing processes, including, but not limited to, Porex products, designs and specifications.

8.2 Porex understands and agrees that this Supply Agreement is not intended to grant Porex any right, title, interest or license to use or disclose Cerus’ Confidential Information, intellectual property (both as further defined in the Confidentiality Agreement referenced in Section 10 below), including, but not limited to Products designs and Specifications.

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.3 Neither this Supply Agreement nor one Party’s disclosure of Confidential Information or intellectual property shall be deemed, by implication or otherwise to vest in any other Party any rights in any patents, trade secrets, trademarks, trade names, designs, copyrights, or other property of the disclosing Party; provided, however, that Porex is granted a limited license to use the intellectual property of Cerus to the extent required for Porex to perform its obligations under this Supply Agreement.

9.	FIELD ACTION

Any removal, correction, or other similar action involving Products shall be made solely by Cerus at Cerus’ sole discretion and expense. However, if in the event of a recall due solely to a failure of the Components to meet the Specifications (other than as a result of the Raw Materials), Porex shall, subject to [ * ] set forth in Section 7.2.3 of this Agreement, reimburse Cerus for actual, reasonable direct costs and expenses actually incurred by Cerus in connection with all such recalls including, but not limited to, direct costs of (i) administration of the recalls, (ii) retrieving Products already delivered to customers, and (iii) notification, shipping and handling charges. The Parties will cooperate fully with each other in effecting any actions under this Section. Cerus will be responsible for communications to its customers and users of the Products.

10.	DISCLOSURE AND USE OF INFORMATION

The Agreement Regarding the Exchange of Confidential Information between Porex and Cerus, effective February 22, 2007, (the “Confidentiality Agreement”) is attached hereto as Exhibit H and hereby incorporated by reference in their entirety herein and any exchange of information between Porex and Cerus pursuant hereto and this Supply Agreement shall be subject to the terms of such Confidentiality Agreement. Section 13 of the Confidentiality Agreement is hereby amended to provide that the end date of the period which covers the provision of Confidential Information by the parties has been extended to five (5) years following the termination of this Agreement. Cerus will insure that any and all Designees agree in writing to be bound by the Confidentiality Agreement and Cerus will be responsible for any and all breaches of the Confidentiality Agreement by Designees.

11.	DEVELOPMENT ACTIVITIES

During the term of this Supply Agreement, and provided that Cerus is not in material breach of its obligations under this Agreement, Porex agrees that it will not knowingly develop or sell products utilizing Porex’s [ * ] porous plastic [ * ] for or to any company (other than Cerus, including its Designees or any other entity approved in writing by Cerus or their respective affiliates) for use in [ * ]. The parties acknowledge and agree that the preceding sentence does not apply to any products that Porex is currently manufacturing for parties other than Cerus, including, but not limited to, products used for [ * ]. If Cerus discovers Porex has engaged in such activities, Porex will have [ * ] from notice from Cerus to discontinue supplying Components and/or immediately cease doing development work with the other entity. As of the Effective Date,

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Fenwal, Inc. is an entity approved in writing by Cerus for Porex to sell Components to. Notwithstanding anything to the contrary herein, including, without limitation, Section 13.3, if the business of Porex is acquired by another person, either through an acquisition of the stock or assets of Porex, the restrictions set forth in this Section 11 shall only be binding on the acquiring person with respect to the Porex business and the trade secrets and intellectual property acquired through the acquisition of Porex and shall not impose any restriction on such person or such person’s affiliates with respect to any other aspect of such person’s business.

12.	TERM; TERMINATION

12.1 This Supply Agreement will have a term (the “Initial Term”) which will run from the Effective Date through December 31, 2012, subject to extension as provided in Section 12.2.

12.2 Either Cerus or Porex may renew this Agreement for three years at the end of the Initial Term by giving the other party, Porex or Cerus as applicable, at least 24 months’ and not more than 30 months’ prior notice of its desire to renew this Agreement. Within 60 days of such notice by Cerus or Porex, Cerus and Porex will discuss the pricing terms for such renewal. If Cerus and Porex agree on new pricing and other terms within such period, this Agreement will renew for a period of three years upon such agreed to pricing and other terms. If Cerus and Porex are unable to agree within such 60 days, then this Agreement will terminate at the expiration of the Initial Term as set forth above.

12.3 If a Party materially breaches this Supply Agreement and such breach remains uncured for a period of ninety (90) days after written notice containing details of the breach is delivered to the breaching Party, then the non-breaching Party may terminate this Supply Agreement as to the breaching Party by further notice delivered no later than thirty (30) days after the expiration of the initial ninety (90) day cure period.

12.4 Each Party may terminate this Supply Agreement effective immediately with written notice in the event the other Party (“Insolvent Party”) files for bankruptcy, is adjudicated bankrupt, takes advantage of applicable insolvency laws, makes an assignment for the benefit of creditors, is dissolved or has a receiver appointed for its property (which in the case of a receiver is not removed within thirty (30) days after notice to the Insolvent Party). Such termination is only effective as to the Insolvent Party.

12.5 The provisions of Sections 2.3, 2.4, 4, 5 and 7 through 11 of this Supply Agreement shall survive termination of the Supply Agreement and remain in effect in accordance with their terms.

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.	MISCELLANEOUS

13.1	Entire Agreement

This Supply Agreement and the Confidentiality Agreement contain the entire agreement between the Parties relating to the Components and supersede all prior agreements and negotiations between Cerus and Porex including, but not limited to, those regarding the Components and specifically, without limitation, the Letter of Intent dated March 15, 1999, as amended, between Porex, Cerus and Baxter Healthcare Corporation (“LOI”). All Purchase Orders placed on or after January 1, 2007 shall also be subject to the terms and conditions of this Supply Agreement, which shall supersede and replace any other terms and conditions provided by any of the Parties. None of the terms of this Supply Agreement shall be deemed to be waived or amended by any Party unless such a waiver or amendment specifically references this Supply Agreement and is in writing signed by the Party to be bound.

This Agreement is subject to Porex, Cerus and Fenwal Inc. (successor to Baxter Healthcare Corporation under the LOI) entering into an agreement (“Termination Agreement”), terminating the LOI, the Manufacturing Agreement by and between Baxter Healthcare S.A., Baxter Healthcare Corporation and Porex Corporation effective January 1, 2003 and such other agreements and other terms and conditions, all as set forth in the Termination Agreement being entered into simultaneously with this Agreement.

13.2	Notices

All notices and demands required or permitted to be given or made pursuant to this Supply Agreement shall be in writing and effective when personally given or when placed in an envelope and deposited in the United States mail postage prepaid and return receipt requested, or delivered by a recognized commercial courier service, addressed as follows:

If to Cerus:

Chief Executive Officer

Cerus Corporation

2411 Stanwell Drive

Concord, CA 94520

cc: Vice President, Legal Affairs by fax ([ * ])

If to Porex:

President

Porex Corporation

500 Bohannon Road

Fairburn, Georgia

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

With a copy to:

HLTH Corporation

669 River Drive, Center 2

Elmwood Park, NJ 07407

Attn. General Counsel

or to such other address as to which any Party may notify the other Parties.

13.3	Assignment

This Supply Agreement shall be binding upon and inure to the benefit of the Parties, their successors and assigns. This Supply Agreement shall be assignable: (i) by either Party to an affiliate of the Party, in whole or in part, without the consent of the other Party, provided such affiliate is not a competitor of the other Party; (ii) by either Party with the written consent of the other Party, which consent shall not be unreasonably withheld or delayed (it being understood that withholding such consent on the basis of the assignee’s financial and/or competitive status shall not be deemed to be unreasonable); or (iii) by any Party without the consent of the other Party to the purchaser of substantially all the assets of its business to which this Supply Agreement relates or to any corporate successor to a Party by merger, consolidation or otherwise. Any change of control of ownership of fifty (50) percent or more of any Party will be deemed an assignment under (iii) immediately above. For the purpose of this Section and Section 1.1.2, a “Porex competitor” shall mean those persons, entities or companies who sell competitive products that directly compete with Porex’s products and a “Cerus competitor” shall mean those companies who sell competitive products to Products in the field of blood pathogen inactivation. Any attempted assignment that does not comply with the terms of this Section shall be void. Each Party shall cause this Supply Agreement to be assigned in whole to any business organization that purchases its operations supporting this Supply Agreement or to any corporate successor to a Party by merger, consolidation or otherwise. Despite any assignment under this Section, the Party making the assignment shall remain liable for its obligations as a Party to this Supply Agreement.

13.4	Governing Law

This Supply Agreement is deemed to have been executed in and shall be governed by and construed in accordance with the Uniform Commercial Code as enacted in the State of New York and other applicable laws of the State of New York. The Parties hereby submit to the jurisdiction of the courts of that State for purposes of resolving any dispute. If particular portions of this Supply Agreement are ruled unenforceable, such portions shall be deleted and all other terms and conditions of this Supply Agreement shall remain in full force and effect. Except where a remedy is expressly stated to be the exclusive remedy, the rights and remedies of the Parties under this Agreement shall be cumulative and in addition to any other rights or remedies provided by law or equity.

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.5	Independent Contractors; Relationship of Parties; Waiver; Proceedings

13.5.1 The relationship of the Parties under this Supply Agreement shall be and at all times one of independent contractors. No Party is an employee, agent or legal representative of any other Party or shall have any authority to assume or create obligations on any other Party’s behalf.

13.5.2 Cerus shall have the right to revoke any designation as a Designee made pursuant to Section 1.1.2 of this Supply Agreement, by providing thirty (30) days prior written notice of such to Porex, and thereafter said Designee will no longer be authorized to purchase Components on Cerus’s behalf or perform any other of the tasks described in Section 1.1.2.

13.5.3 Nothing herein shall be construed as giving any third party, including Designee, any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Supply Agreement as a third-party beneficiary or otherwise and the sole and intended beneficiaries of this Supply Agreement are Cerus and Porex.

13.5.4 Failure of any Party at any time to require performance by any other Party of its obligations under this Supply Agreement shall in no way affect the right to require such performance at any time thereafter. The waiver by any Party of a breach of any provision of this Supply Agreement shall not constitute a waiver of any succeeding breach of the same or any other provision.

13.5.5 If any Party files any action or brings any proceeding against the other Party arising out of this Supply Agreement, the prevailing Party in such action or proceeding shall be entitled to recover reasonable attorneys’ fees to be fixed by the court sitting without a jury.

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have executed this Supply Agreement in counterparts, effective as of the day and year first written above.

CERUS CORPORATION

By:	/s/ William J. Dawson
Name:	William J. Dawson
Title:	VP, Finance and CFO

POREX CORPORATION

By:	/s/ William Midgette
Name:	William Midgette
Title:	CEO

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

Specifications for Platelet Wafers

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A-1

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B

Specifications for Plasma Disks

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B-1

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit C

Plasma Disk: Forecasting, Purchasing, Materials Process Flow

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit D

Pricing

[ * ]

EXHIBIT D

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit E

Minimum Purchase Orders

[ * ]

EXHIBIT E

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit F

Capacity Expansion Plan

[ * ]

EXHIBIT F

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit G

Quality Obligations

The following is to set forth responsibilities of the Parties with respect to Quality Obligations.

(A)	Cerus (directly or through its Designee) Responsibilities:

1.	Provide Porex with current, approved regulatory documents including Specifications.

2.	Approve manufacturing batch records, review validation documents and other manufacturing documents as applicable. If changes are indicated, provide edited copies to Porex to facilitate revision.

3.	Inspect and test all Components shipped hereunder and notify Porex of any Components that does not comply with the Specifications within sixty (60) days from delivery. Such notice shall specify the reasons for rejection, and Cerus or Designee giving notice (as the case may be) shall thereafter (insofar as they are in its possession and with Porex’s approval) return the rejected Components to Porex [ * ]. If Cerus or Designee (as the case may be) do not deliver such written notice of rejection within such sixty (60)-day period, Cerus shall be deemed to have accepted the shipment. In the event that Cerus or Designee (as the case may be) delivers notice to Porex that Cerus or said Designee has rejected any shipment, Cerus or said Designee (as the case may be) shall promptly make available to Porex for examination and testing the Components contained in such rejected shipment (excluding units consumed in such Designee testing), and Porex shall, within forty-five (45) days, replace the defective and non-conforming Components contained in such shipment and return such Components to Cerus or said Designee (as the case may be), [ * ].

(B)	Porex Responsibilities:

1.	Maintain Specifications and test methods according to Porex SOPs and where applicable, according to mutually agreed upon changes to the Specifications.

2.	Sample and maintain reserve samples per the Specifications.

3.	Test and perform quality release of Raw Materials and finished products according to the Specifications.

4.	Provide prior notification to and obtain written approval from Cerus Quality Assurance of any change to production or test records, [ * ] as set forth in the Specifications or any other changes to the Specifications, relating to the manufacture of Components, provided, however, Porex will not be required to provide to Cerus any proprietary or trade secret manufacturing process information that does not affect the Specifications. Perform testing as directed by approved master records, protocols, or validated analytical test procedures.

EXHIBIT G

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.	Maintain reasonable manufacturing records as agreed to by Cerus and Porex.

6.	Perform cleaning and process validation as applicable per protocol (which shall be reviewed by CERUS prior to final approval by Porex).

7.	Review and forward copies of the Certificates of Analysis, and related documents, as required, to Cerus for review.

8.	Provide evidence of ISO-9000 certification, if requested by Cerus.

9.	Maintain facility and critical systems in a current state of compliance and validation per cGMP requirements.

10.	Agree to regular quality audits (no more frequently than annually or for cause) by Cerus at mutually acceptable times.

11.	Support Cerus regulatory submissions by providing information requested in a timely manner provided such submissions do not require Porex to provide Porex Confidential Information or trade secrets.

12.	Notify Cerus, within ten (10) business days (provided Porex has received adequate notice from the FDA to provide such notice), of pending FDA audits that may affect the supply of Components under this Supply Agreement. Notify Cerus within two (2) business days following Porex’s notification of an FDA audit, if Porex receives less than ten (10) business days advance notice for such an audit. Provide results of any FDA audit related to Cerus manufacturing.

13.	Notify Cerus with at least 90 days advance written notice of any change in its manufacturing location for products produced under cGMP unless otherwise prior authorized in writing by Cerus.

EXHIBIT G

CERUS –POREX AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit H

Confidentiality Agreement

AGREEMENT REGARDING THE EXCHANGE

OF CONFIDENTIAL INFORMATION

In connection with the possible development, manufacture and sale of certain parts by POREX CORPORATION (“Porex”) to CERUS CORPORATION (“Cerus”) and, collectively with Porex, the “Parties” and each of Porex and Cerus may be referred to individually as a “Party”), Parties have determined that it is necessary and useful for the Parties to exchange Confidential Information belonging to each Party. Except as set forth below, Confidential Information of a Party shall include all information relating to such Party’s (or an affiliate of such Party’s) data, books, records, specifications, trade secrets, know-how, formulas, processes, manufacturing methods, techniques, raw materials, sources of supply, applications for particular technologies, vendor lists, customer lists, employee lists, management systems, financial information, pricing, sales and marketing plans, research and development, inventions, and such other documents and materials that are delivered or otherwise disclosed (including, without limitation, through facility tours) by such Party to the other Party, whether orally or in writing, and whether or not identified as confidential. Notwithstanding anything to the contrary herein, Confidential Information shall not include information (i) which is developed or discovered by a Party independent of and without the use of the Confidential Information, (ii) in the possession of both Parties prior to the date of this Agreement and there is competent evidence to establish such fact, (iii) established at any time to be in the public domain otherwise than by breach of this Agreement, or (iv) is required to be disclosed in compliance with any law, governmental regulation, or court order, provided the receiving Party shall notify the disclosing Party in advance of any such disclosure, if feasible, and will assist the disclosing Party in pursuing such non-disclosure or protective orders as may be available. For and in consideration of the mutual promises herein contained, the Parties agree as follows effective the 22 day of February 2007 (the “Effective Date”):

1.	The receiving Party shall keep the Confidential Information secret and confidential and will not, without the prior written consent of the disclosing Party, use or disclose the Confidential Information for the term of this Agreement plus five (5) years, except that the confidentiality obligations with respect to any Confidential Information that constitutes a trade secret shall continue in effect for so long as the information remains a trade secret. The term “trade secret” as used in this Agreement shall mean Confidential Information that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain secrecy. Without limiting any of the other provisions hereof, each Party agrees to use at least the same degree of care to avoid and prevent disclosure of the other Party’s Confidential Information as it uses to prevent disclosure of its own Confidential Information, and in no event less than a reasonable standard of care.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.	A receiving Party will restrict transmission of Confidential Information to those of its directors, officers, employees, agents and affiliates who are consulted concerning the discussions with the disclosing Party and who need to know Confidential Information for the purpose of facilitating those discussions, provided such individuals shall have been advised of the confidential nature of the Confidential Information and the obligations imposed under this Agreement. The receiving Party shall be responsible to the disclosing Party for any improper disclosure or use of the Confidential Information by such persons.

3.	No right of title or interest in or to the Confidential Information or license, either expressed or implied, under any patent, trade secret or otherwise is granted hereunder.

4.	All Confidential Information in tangible form received or delivered hereunder shall be returned within thirty (30) days after the request of the Party submitting it.

5.	The Parties agree that they shall not assume or incur any financial liability merely by receipt of Confidential Information, and any financial, supply or other agreement between the Parties will be covered by subsequent agreement(s).

6.	Each Party acknowledges and agrees that the misappropriation, unauthorized use or disclosure of the Confidential Information of the other Party or its affiliate would cause irreparable harm to the other Party. In the event of a breach of any part of this Agreement, the Party which has been damaged by the breach or such affiliate shall be entitled to relief by appropriate legal or equitable means, including but not limited to a temporary restraining order, temporary injunction and/or permanent injunctive relief, restraining and prohibiting the Party in breach from breaching or continuing to breach the terms of this Agreement. In addition, the Party damaged by the breach or such affiliate shall be entitled to the recovery of any and all damages incurred as a result of such breach, including cost of enforcement, reasonable attorney’s fees and court costs.

7.	This Agreement shall be binding upon and shall inure to the benefit of the Parties, their successors, assigns and affiliates, except that no assignment of any right to access the Confidential Information may be made by the receiving Party without the prior written consent of the disclosing Party. The waiver of any provision in any instance shall not be construed as a waiver in other instances.

8.	This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and with respect to the matters contained herein and supersedes all prior agreements or understandings. This Agreement shall not be modified except in writing signed by both Parties. Notwithstanding anything to the contrary herein, this Agreement shall not release either Party from any obligation to the other Party of confidentiality or non-use created pursuant to any prior agreement or understanding between the Parties, and each such obligation shall remain in full force and effect.

9.	The Parties agree that this Agreement is for the purposes of protecting proprietary information only. This Agreement is not a joint venture or other such business arrangement; and any agreement between the Parties as to joint business activities will be set forth in subsequent written agreements.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.	The Parties acknowledge that each of them (or an affiliate thereof) may be engaged now or in the future in a business similar to or competitive with that of the other, and that the terms of this agreement shall in no way restrict either Party from engaging in such business activities, except that each Party shall be bound by its agreements herein as they relate to Confidential Information.

11.	Neither Party under this Agreement shall publicly announce or disclose the existence of this Agreement, or its contents, or any discussions relating thereto, without the prior consent of the other Party or except as may be required by law, in which case the Party required to make disclosure shall give the other Party the maximum feasible prior notice of such disclosure.

12.	This Agreement shall be governed by the laws of the State of Georgia, which relate to contracts negotiated, executed and performed within such state, without regard to the conflict of laws provisions thereof, and only the courts sitting in such state shall have exclusive jurisdiction of the Parties for the purposes of adjudicating any disputes under this Agreement. The Parties hereby consent to personal jurisdiction and venue in the courts of the State of Georgia and hereby waive any claim or defense that the party lacks minimum contacts with the forum, that the courts of the State of Georgia lack personal jurisdiction of the Parties, or that the courts of the State of Georgia are an improper or inconvenient venue. The Parties further agree that service of process may be accomplished by certified mail, return receipt.

13.	This Agreement shall remain in force until the earlier of (i) five (5) years from the Effective Date and (ii) the cancellation of this Agreement by either Party by written notification to the other Party. No expiration, cancellation or termination of this Agreement for any reason will affect the validity and enforceability of the Confidentiality, non-disclosure and non-use provisions contained in Paragraphs 1 and 2 hereof.

The completed signatures of the Parties attest to their mutual agreement to the conditions of this Agreement.

CERUS CORPORATION		POREX CORPORATION
2411 Stanwell Drive Concord, California 94520		500 Bohannon Road Fairburn, Georgia 30213-2828

By:	/s/ Howard G. Ervin	By:	/s/ Victor L. Marrero
Print Name:	Howard G. Ervin	Print Name:	Victor L. Marrero
Title:	Vice President, Legal Affairs	Title:	Executive Vice President & Chief Financial Officer
Date:	February 22, 2007	Date:	February 22, 2007

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.